     As filed with the Securities and Exchange Commission on April 18, 2000
       Registration Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147,
                             33-64897 and 333-30395
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                       MIDAMERICAN ENERGY HOLDINGS COMPANY

             (Exact Name of Registrant as Specified in its Charter)

                   Iowa                                      94-2213782
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

                                   -----------
                                666 Grand Avenue
                                  P.O. Box 657
                              Des Moines, IA 50309
                                 (515) 242-4000

   (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)
                                   -----------
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                                   401(K) PLAN
                           EXECUTIVE OPTION AGREEMENT
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                    RESTRICTED STOCK GRANT FOR DAVID L. SOKOL
                             1996 STOCK OPTION PLAN
                NON-EMPLOYEE DIRECTOR STOCK OPTION ELECTION PLAN
                       NONQUALIFIED EMPLOYEE STOCK OPTIONS
                           MONEY PURCHASE PENSION PLAN
                            (Full title of the Plans)

                          John A. Rasmussen, Jr., Esq.
                    Senior Vice President and General Counsel
                                666 Grand Avenue
                                  P.O. Box 657
                              Des Moines, IA 50309
                                 (515) 242-4000

            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                    Copy To:
                              Peter J. Hanlon, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                Proposed         Proposed
 Title of                        Maximum          Maximum
Securities        Amount        Offering         Aggregate         Amount of
   to be          to be           Price          Offering        Registration
Registered      Registered     Per Share      Price Per Share         Fee
----------      ----------     ---------      ---------------    ------------
See below*         N/A*           N/A*               N/A*            N/A*

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147, 33-64897 and 333-30395. Therefore,
     no further registration fee is required.

                                EXPLANATORY NOTE

     On March 14, 2000, MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), consummated a going-private transaction (the "Merger") in which a newly formed entity merged with and into MidAmerican. As a result of the Merger, the common stock, no par value, of MidAmerican ceased to trade on The New York Stock Exchange and became eligible for delisting from The New York Stock Exchange and termination of registration pursuant to Section 12(g)(4) and Rule 12h-3 of the Securities Exchange Act of 1934, as amended. Accordingly on March 14, 2000, MidAmerican filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission.

     The purpose of this Post-Effective Amendment No. 2 to the Registration Statements on Form S-8 (Registration File Nos. 33-26296, 33-38431, 33-41152, 33-44934, 33-52147, 33-64897 and 333-30395) is to terminate the effectiveness of such Registration Statements and to deregister all of the securities originally registered thereby which remain outstanding as of such termination.

                                     Part II

Item 16 Exhibits

The following exhibit is filed as part of the Registration Statement hereby amended*:

Exhibit No.        Description of Exhibit
-----------        ----------------------

24.2               Power of Attorney

-------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 2, or the Post-Effective Amendment No. 1 to that Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on April 18, 2000.

                                        MIDAMERICAN ENERGY HOLDINGS COMPANY

                                        By:            *
                                            ------------------------------
                                            Name:  David L. Sokol
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                           Date
---------                              -----                           ----

            *                 Chairman of the Board,              April 18, 2000
-------------------------     Chief Executive Officer
David L. Sokol                and Director
                              (Principal Executive Officer)

            *                 Senior Vice President and Chief     April 18, 2000
-------------------------     Financial Officer
Patrick J. Goodman            (Principal Financial Officer and
                              Principal Accounting Officer)

            *                 President, Chief Operating          April 18, 2000
-------------------------     Officer and Director
Gregory E. Abel

            *                 Director                            April 18, 2000
-------------------------
Edgar D. Aronson

            *                 Director                            April 18, 2000
-------------------------
John K. Boyer

            *                 Director                            April 18, 2000
-------------------------
Stanley J. Bright

            *                 Director                            April 18, 2000
-------------------------
Warren E. Buffett

            *                 Director                            April 18, 2000
-------------------------
Marc D. Hamburg

            *                 Director                            April 18, 2000
-------------------------
Richard R. Jaros

            *                 Director                            April 18, 2000
-------------------------
David Scott

            *                 Director                            April 18, 2000
-------------------------
Walter Scott, Jr.




*By: /s/ Steven A. McArthur
     -------------------------
         Steven A. McArthur
         Attorney-in-Fact

     Pursuant to the requirements of the Securities Act, the administrator of the Plans listed below has duly caused this Post-Effective Amendment No. 2 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on April 18, 2000.

                              AMENDED AND RESTATED 1986 STOCK OPTION
                                  PLAN
                              401(K) PLAN
                              EXECUTIVE OPTION AGREEMENT
                              1994 EMPLOYEE STOCK PURCHASE PLAN
                              RESTRICTED STOCK GRANT FOR DAVID L. SOKOL
                              1996 STOCK OPTION PLAN
                              NON-EMPLOYEE DIRECTOR STOCK OPTION
                                  ELECTION PLAN
                              NONQUALIFIED EMPLOYEE STOCK OPTIONS
                              MONEY PURCHASE PENSION PLAN

                               of MIDAMERICAN ENERGY HOLDINGS COMPANY


                              By:                *
                                  ------------------------------
                                  Name:  Patrick J. Goodman
                                  Title: Senior Vice President and Chief
                                         Financial Officer



*By: /s/ Steven A. McArthur
     --------------------------------------
         Steven A. McArthur
         Attorney-in-Fact

                                 Exhibit Index*

Exhibit No.        Description of Exhibit
-----------        ----------------------

24.2               Power of Attorney


-------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 2, or the Post-Effective Amendment No. 1 to that Registration Statement.